UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 5, 2014

SWK HOLDINGS CORPORATION

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27163	77-0435679
(Commission File Number)	(IRS Employer Identification No.)

15770 Dallas Parkway, Suite 1290, Dallas, TX	75248
(Address of Principal Executive Offices)	(Zip Code)

(972) 687-7250

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

As previously disclosed in a Form 8-K filed with the Securities and Exchange Commission on August 19, 2014, SWK Holdings Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Carlson Capital, L.P. (“Carlson”). Pursuant to the terms of the Purchase Agreement, the Company issued to Double Black Diamond Offshore Ltd. (“Double Black Diamond”) and Black Diamond Offshore Limited (collectively, “Stockholder”), funds affiliated with Carlson, 17,440,525 shares of Common Stock for an aggregate purchase price of $23,893,519.25 paid in cash, so that Carlson has a voting 69% ownership interest in the Company.

There were no underwriting discounts or commissions paid by the Company. The shares were issued to Stockholder in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant Section 4(2) thereunder.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SWK HOLDINGS CORPORATION

By:	/s/ Winston Black
Winston Black
Managing Director

Date: December 5, 2014

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